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EXHIBIT 99.6(b)

Consent of Dechert Price & Rhoads
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             [LETTERHEAD OF LAW OFFICES OF DECHERT PRICE & RHOADS]



July 21, 1993



Board of Directors
Pacific Mutual Life Insurance
Company
700 Newport Center Drive
Newport Beach, California  92660

Re: Pacific Select Exec Separate Account of Pacific Mutual
Life Insurance Company, SEC File No. 33-57908

Dear Sirs and Madam:

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of the above-referenced Registration Statement.

Very truly yours,

Dechert Price & Rhoads